                                                                       Exhibit 4
                                                                       ---------

                            Joint Filing Agreement
                            ----------------------


          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Renaissance Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated:  May 27, 1997            RAIN ACQUISITION CORP.


                                By: /s/ G. Drew Conway
                                    ------------------------
                                    Name: G. Drew Conway
                                    Title:  President


                                THE REGISTRY, INC.


                                By: /s/ G. Drew Conway
                                    ------------------------
                                    Name: G. Drew Conway
                                    Title:  President

                                    /s/ G. Drew Conway
                                    ------------------------
                                    Name: G. Drew Conway





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